EXHIBIT 3.2
NCR CORPORATION
BYLAWS
AS AMENDED AND RESTATED ON OCTOBER 11, 2016
ARTICLE I.
Stockholders
Section 1. ANNUAL MEETING. The Corporation shall hold annually a regular meeting of its stockholders for the election of the directors and for the transaction of general business, at such place as the Board of Directors shall determine. The annual meeting shall be held on the date and at the time set by the Board of Directors. Such annual meetings shall be general meetings, that is to say, open for the transaction of any business within the powers of the Corporation without special notice unless otherwise required by statute, by the charter of the Corporation (the “Charter”) or by these Bylaws. Failure to hold an annual meeting at the designated time shall not, however, invalidate the corporate existence or affect otherwise valid corporate acts.
Section 2. SPECIAL MEETINGS.
(a) General. The Chairman of the Board, President, Chief Executive Officer or Board of Directors may call a special meeting of the stockholders. Subject to subsection (b) of this Section 2, a special meeting of stockholders shall also be called by the Secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.
(b) Stockholder Requested Special Meetings. (1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the Secretary.
(2) In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the Secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), (b) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by such stockholder and (iii) the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by such stockholder, (d) be sent to the Secretary by registered mail, return receipt requested, and (e) be received by the Secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation or the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.
(3) The Secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of the meeting (including the Corporation’s proxy materials). The Secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 2(b), the Secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.
(4) Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the Chairman of the Board, Chief Executive Officer, President or the Board of Directors. In the case of any special meeting called by the Secretary upon the request of stockholders (a “Stockholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any special meeting, the Chairman of the Board, President, Chief Executive Officer or Board of Directors may consider such factors as he, she or it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder- Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 2(b).
(5) If written revocations of the Special Meeting Request have been delivered to the Secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the Secretary (i) if the notice of meeting has not already been delivered, the Secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for the special meeting, or (ii) if the notice of meeting has been delivered and if the Secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on a matter written notice of any revocation of a request for the special meeting and written notice of the Corporation’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the Secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.
(6) The Chairman of the Board of Directors, President, Chief Executive Officer or the Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been delivered to the Secretary until the earlier of (i) five Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that valid requests have been received by the Secretary, as of the Request Record Date, from stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
(7) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
Section 3. NOTICE. Written, printed or electronic notice of every annual or special meeting of the stockholders shall be given to each stockholder entitled to vote at such meeting and to each stockholder entitled to notice of but not to vote at the meeting, by leaving the notice at his or her residence or usual place of business, by mail, by presenting it to such stockholder personally or by any other means permitted by Maryland law, at least 10 days and not more than 90 days before such meeting. Notice of every meeting shall state the place, day and hour of such meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose for which the meeting is called. Subject to Section 8(a) of this Article I, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. A single notice to all stockholders who share an address shall be effective as to any stockholder at such address who consents to such notice or after having been notified of the Corporation’s intent to give a single notice fails to object in writing to such single notice within 60 days. Failure to give notice of any annual meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any annual meeting if held at the time and place fixed by Section 1 of this Article I, or the validity of any proceedings at any such meeting. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 8(c)(3)) of such postponement or cancellation prior to the meeting. Notice of the date to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.
Section 4. QUORUM, VOTING AND ADJOURNMENT. At a meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum; but this sentence shall not affect any requirement under any statute or the Charter for the vote necessary for the adoption of any measure. The chairman of any special or annual meeting of stockholders may adjourn or postpone the meeting from time to time, whether or not a quorum is present. No notice of the time and place of adjourned or postponed meetings need be given except as required by law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment or postponement, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. At any such adjourned or postponed meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Except as required by any provision of law or the Charter requiring any action to be taken or approved by the affirmative vote of a majority or more of the votes entitled to be cast, a majority of all the votes cast at a duly called special or annual meeting of stockholders at which a quorum is present shall be sufficient to approve any matter which properly comes before the meeting, including the election of Directors.
Section 5. PROXIES. A stockholder may cast the votes entitled to be cast by the holder of the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the Corporation or its agent before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.
Section 6. ORGANIZATION AND CONDUCT. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting in the following order: the Vice Chairman of the Board, if there is one, the Chief Executive Officer, the President, the Vice Presidents in their order of rank and seniority, or, in the absence of such officers, a chairman of the meeting chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as Secretary. In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary, or in the absence of Assistant Secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when the polls should be opened and closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 7. Reserved.
Section 8. ADVANCE NOTICE OF STOCKHOLDER NOMINEES FOR DIRECTOR AND OTHER STOCKHOLDER PROPOSALS.

(a) Annual Meetings of Stockholders. (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 8(a) and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied in all respects with this Section 8(a). Compliance with the provisions of clause (iii) of the preceding sentence of this Section 8 shall be the exclusive means for a stockholder to make nominations before an annual meeting of stockholders or to submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(2) Without qualification or limitation, in addition to any other applicable requirements, for nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 8, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 8 and shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined below) for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.
(3) Such stockholder’s notice shall set forth
(i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director, (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including the Proposed Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
(ii) as to any business that the stockholder proposes to bring before the meeting, a description of such business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom;
(iii) as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,
(A) the class, series and number of all shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,
(B) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person,
(C) whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of Company Securities or any security of any entity that was listed in the Peer Group in the Stock Performance Graph in the most recent annual report to security holders of the Corporation (a “Peer Group Company”) for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation disproportionately to such person’s economic interest in the Company Securities, and

(D) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;
(iv) as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 8(a) and any Proposed Nominee,
(A) the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee and
(B) the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person; and
(v) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.
The Corporation may require such stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.
(4) Notwithstanding anything in this subsection (a) of this Section 8 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a stockholder’s notice required by this Section 8(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Corporation.
(5) For purposes of this Section 8, “Stockholder Associated Person” of any stockholder means (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any Affiliate (as defined in Section 9 of this Article I) of such stockholder or such Stockholder Associated Person.
(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) provided that the special meeting has been called in accordance with Section 2 of this Article I for the purpose of electing directors, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 8 and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied in all respects with the notice procedures set forth in this Section 8. Compliance with the provisions of clause (ii) of the preceding sentence of this Section 8 and with the sentence immediately following this sentence shall be the exclusive means for a stockholder to make nominations before a special meeting of stockholders. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (2) of this Section 8(a) shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.
(c) General. (1) If information submitted pursuant to this Section 8 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 8. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the Secretary or the Board of Directors, any such stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 8 and (B) a written update of any information submitted by the stockholder pursuant to this Section 8 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or written update was requested may be deemed not to have been provided in accordance with this Section 8.
(2) Only such individuals who are nominated in accordance with this Section 8 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been properly brought before the meeting in accordance with this Section 8. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 8.
(3) “The date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. “Public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.
(4) Notwithstanding the foregoing provisions of this Section 8, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 8. Nothing in this Section 8 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations to be considered pursuant to clause (iii) of this Section 8(a)(1) or clause (ii) of the second sentence of the first paragraph of this Section 8(b). Nothing in this Section 8 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act.
(5) Pursuant to Section 9 of this Article I, the Corporation shall not be required to include a Stockholder Nominee in the Company Proxy Materials (each as defined in Section 9 of this Article I) for any annual meeting of stockholders for which meeting the Secretary of the Corporation receives a notice that an Eligible Stockholder (as defined in Section 9 of this Article I) or any other stockholder has nominated such Stockholder Nominee for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in this Section 8.
Section 9. PROXY ACCESS.
(a) Notwithstanding anything to the contrary in these Bylaws, whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders the Corporation shall, subject to the provisions of this Section 9, include in its proxy statement and related additional soliciting materials relating to the election of directors, if any (the “Company Proxy Materials”) pursuant to Section 12(a) of the Exchange Act, in addition to any individuals nominated for election as a director by or at the direction of the Board of Directors, the name, together with the Required Information (as defined below), of any individual nominated for election to the Board of Directors (each such individual being hereinafter referred to as a “Stockholder Nominee”) by a stockholder or group of no more than 20 stockholders that satisfies the requirements of this Section 9 (such individual or group, including as the context requires each member thereof, being hereinafter referred to as the “Eligible Stockholder”). For purposes of this Section 9, the “Required Information” that the Corporation shall include in the Company Proxy Materials is (A) the information provided to the Secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Company Proxy Materials by the rules and regulations promulgated under the Exchange Act and (B) if the Eligible Stockholder so elects, a written statement in support of the Stockholder Nominee’s candidacy, not to exceed 500 words, delivered to the Secretary of the Corporation at the time the Notice of Proxy Access Nomination (as defined below) required by this Section 9 is provided (the “Statement”). Notwithstanding anything to the contrary contained in this Section 9, the Corporation may omit from the Company Proxy Materials any information or Statement (or portion thereof) that the Board of Directors determines is materially false or misleading, omits to state any material fact necessary in order to make such information or Statement, in light of the circumstances under which it was provided or made, not misleading, or would violate any applicable law or regulation.

(b) To be eligible to require the Company to include a Stockholder Nominee in the Company Proxy Materials pursuant to this Section 9, an Eligible Stockholder must have Owned (as defined below) at least three percent of the total number of outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), of the Corporation (the “Required Shares”) continuously for at least three consecutive years (the “Minimum Holding Period”) as of the date the Notice of Proxy Access Nomination is received by the Secretary of the Corporation in accordance with this Section 9, and must continuously Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof). For purposes of this Section 9, an Eligible Stockholder shall be deemed to “Own” only those outstanding shares of Common Stock as to which the Eligible Stockholder possesses both (i) full voting and investment rights and (ii) the full economic interest (including the opportunity for profit from and risk of loss on); provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such Eligible Stockholder or any of its Affiliates (as defined below) in any transaction that has not been settled or closed, including short sales, (B) borrowed by such Eligible Stockholder or any of its Affiliates for any purpose or purchased by such Eligible Stockholder or any of its Affiliates pursuant to an agreement to resell, (C) that are subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument, agreement, arrangement or understanding entered into by such stockholder or any of its Affiliates, whether any such instrument, agreement, arrangement or understanding is to be settled with shares or with cash based on the notional amount or value of outstanding shares of Common Stock, in any such case which instrument, agreement, arrangement or understanding has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its Affiliate’s full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such stockholder or its Affiliate or (D) for which the stockholder has transferred the right to vote the shares other than by means of a proxy, power of attorney or other instrument or arrangement that is unconditionally revocable at any time by the stockholder and that expressly directs the proxy holder to vote at the direction of the stockholder. In addition, an Eligible Stockholder shall be deemed to “Own” shares of Common Stock (x) held in the name of a nominee or other intermediary so long as the stockholder retains the full right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares of Common Stock, or (y) that such Eligible Stockholder has loaned but has the power to recall from the borrower on not more than five Business Days’ notice; provided that the Eligible Stockholder has in fact recalled such shares for return within at least five Business Days as of the time the Notice of Proxy Access Nomination is provided, and, once returned from the borrower, holds such shares continuously through the date of the annual meeting of stockholders (and any postponement or adjournment thereof). For purposes of this Section 9, the terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of Common Stock are “Owned” for these purposes shall be determined by the Board of Directors in its sole discretion. In addition, the term “Affiliate” or “Affiliates” shall have the meaning ascribed thereto under the Exchange Act.
(c) To be eligible to require the Company to include a Stockholder Nominee in the Company Proxy Materials pursuant to this Section 9, an Eligible Stockholder must provide to the Secretary of the Corporation, in proper form and within the times specified below, (i) a written notice expressly electing to have such Stockholder Nominee included in the Company Proxy Materials pursuant to this Section 9 (a “Notice of Proxy Access Nomination”) and (ii) any updates or supplements to such Notice of Proxy Access Nomination. To be timely, the Notice of Proxy Access Nomination must be delivered or mailed to and received by the Secretary of the Corporation at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting of stockholders is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, the Notice of Proxy Access Nomination to be timely must be so delivered or mailed to and received by the Secretary not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such annual meeting is first made. The public announcement of a postponement or an adjournment of an annual meeting shall not commence a new time for the giving of a Notice of Proxy Access Nomination as described above.
(d) To be in proper form for purposes of this Section 9, the Notice of Proxy Access Nomination delivered or mailed to and received by the Secretary shall include the following information:
(1) (A) one or more written statements from the record holder of the Required Shares (or from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period and, if applicable, each participant in the Depository Trust Company (“DTC”) or affiliate of a DTC participant through which the Required Shares are or have been held by such intermediary during the Minimum Holding Period if the intermediary is not a DTC participant or affiliate of a DTC participant) verifying that, as of a date within seven Business Days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed to and received by the Secretary of the Corporation, the Eligible Stockholder Owns, and has Owned continuously for the Minimum Holding Period, the Required Shares, and (B) the Eligible Stockholder’s

agreement to provide (i) within five Business Days after the record date for the annual meeting of stockholders, written statements from the record holder or intermediaries between the record holder and the Eligible Stockholder verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through the close of business on the record date, together with a written statement by the Eligible Stockholder that such Eligible Stockholder will continue to Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof), and (ii) the updates and supplements to the Notice of Proxy Access Nomination at the times and in the forms required by this Section 9;
(2) a copy of the Schedule 14N filed or to be filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
(3) information that is the same as would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 8(a)(3) of this Article I, including the written consent of the Stockholder Nominee to being named in the Company Proxy Materials as a nominee and to serving as a director if elected;
(4) a written undertaking executed by the Stockholder Nominee (A) that such Stockholder Nominee (i) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation and (ii) will serve as a director of the Corporation if elected and (B) attaching a completed Stockholder Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request by the Eligible Stockholder, and shall include all information relating to the Stockholder Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Stockholder Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded);
(5) the written agreement of the Stockholder Nominee, upon such Stockholder Nominee’s election, to make such acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors at such time, including, without limitation, agreeing to be bound by the Corporation’s code of conduct, corporate governance guidelines, insider trading policy and other similar policies and procedures;
(6) an irrevocable resignation of the Stockholder Nominee, which shall become effective upon a determination by the Board of Directors that the information provided to the Corporation by such individual pursuant to this Section 9 or pursuant to Section 8(a)(3) of this Article I was untrue in any material respect or omitted to state a material fact necessary in order to make the information, in light of the circumstances under which it was provided, not misleading;
(7) a representation that the Eligible Stockholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and that neither the Eligible Stockholder nor any Stockholder Nominee being nominated thereby presently has such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders (or any postponement or adjournment thereof) any individual other than the Stockholder Nominee(s) included in the Company Proxy Materials pursuant to this Section 9, (C) has not engaged and will not engage in, and has not been and will not be a “participant” in another person’s, “solicitation,” each within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the annual meeting (or any postponement or adjournment thereof) other than such Stockholder Nominee(s) or a nominee of the Board of Directors, (D) has complied, and will comply, with all applicable laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, including, without limitation, Rule 14a-9 under the Exchange Act, (E) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation and (F) has not provided and will not provide any fact, statement or information in its communications with the Corporation and the stockholders that was not or will not be true, correct and complete in all material respects or which omitted or will omit to state a material fact necessary in order to make such fact, statement or information, in light of the circumstances under which they were or will be provided, not misleading;
(8) a written undertaking that the Eligible Stockholder (A) assumes all liability based, in whole or in part, on any legal or regulatory violation arising out of communications with the stockholders by the Eligible Stockholder, its Affiliates and associates or their respective agents or representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 9, or out of any fact, statement or information that the Eligible Stockholder or its Stockholder Nominee(s) provided to the Corporation pursuant to this Section 9 or otherwise in connection with the inclusion of such Stockholder Nominee(s) in the Company Proxy Materials pursuant to this Section 9, and (B) indemnifies and holds harmless the Corporation and each of its directors, officers and employees against any liability, loss, damage or expense in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination of a Stockholder Nominee or inclusion of such Stockholder Nominee in the Company Proxy Materials pursuant to this Section 9;
(9) a written description of any oral or written compensation, payment or other agreement, arrangement or understanding with any person or entity other than the Corporation under which the Stockholder Nominee is receiving or may receive compensation or payments related to service on the Board of Directors, together with a copy of any such agreement, arrangement or understanding if written;
(10) a written description of any oral or written agreement, arrangement or understanding with, or oral or written commitment or assurance to, any person or entity as to how the Stockholder Nominee, if elected as a director of the Corporation, will act or vote on any issue or question or issues or questions generally, together with a copy of any such agreement, arrangement, understanding, commitment or assurance if written; and
(11) in the case of the nomination by a group, the designation by all group members of one group member or a duly authorized representative thereof that is irrevocably authorized to act on behalf of, and to bind, all group members with respect to matters relating to the nomination, including withdrawal of the nomination.
The Corporation may also require each Stockholder Nominee and the Eligible Stockholder to furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such Stockholder Nominee to serve as an independent director, (B) that could be material to a stockholder’s understanding of the independence or lack of independence of such Stockholder Nominee or (C) as may reasonably be required by the Corporation to determine that the Eligible Stockholder meets the criteria for qualification as an Eligible Stockholder.
(e) To be eligible to require the Corporation to include a Stockholder Nominee in the Company Proxy Materials pursuant to this Section 9, an Eligible Stockholder also must provide such updates and supplements to the Notice of Proxy Access Nomination as are necessary to ensure that the information provided or required to be provided in such Notice of Proxy Access Information pursuant to this Section 9 shall be true, correct and complete as of each of the record date for the annual meeting of stockholders and the date that is ten Business Days prior to such annual meeting or any postponement or adjournment thereof. Any such update or supplement (or a written notice stating that there is no such update or supplement) shall be delivered or mailed to and received by the Secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the fifth Business Day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than 5:00 p.m., Eastern Time, on the eighth Business Day prior to the date of the meeting, if practicable, or, if not practicable, on the first practicable date prior to the meeting or any postponement or adjournment thereof (in the case of the update and supplement required to be made as of ten Business Days prior to the meeting or any postponement or adjournment thereof).
(f) In the event that any fact, statement or information provided by the Eligible Stockholder or a Stockholder Nominee to the Corporation or the stockholders ceases to be true, correct and complete in all material respects or omits a material fact necessary to make such fact, statement or information, in light of the circumstances under which they were provided, not misleading, the Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any related defect in such previously provided fact, statement or information and of the fact, statement or information required to correct any such defect.
(g) Whenever an Eligible Stockholder consists of a group of more than one stockholder, each provision in this Section 9 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to comply with any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (which, if applicable, shall apply with respect to the portion of the Required Shares Owned by such stockholder). When an Eligible Stockholder is comprised of a group, a violation of any provision of these Bylaws by any member of the group shall be deemed a violation by the entire group. No person may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any annual meeting of stockholders. In determining the aggregate number of stockholders in a group, two or more funds that are part of the same family of funds under common management and investment control (a “Qualifying Fund Family”) shall be treated as one stockholder. Not later than the deadline for delivery of the Notice of Proxy Access Nomination pursuant to this Section 9, a Qualifying Fund Family whose stock Ownership is counted for purposes of determining whether a stockholder or group of stockholders qualifies as an Eligible Stockholder shall provide to the Secretary of the Corporation such documentation as is reasonably satisfactory to the Board of Directors, in its sole discretion, that demonstrates that the funds comprising the Qualifying Fund Family satisfy the definition thereof.
(h) The maximum number of Stockholder Nominees nominated by all Eligible Stockholders and entitled to be included in the Company Proxy Materials with respect to an annual meeting of stockholders shall be the greater of (i) 25% of the number of directors up for election as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section 9 (the “Final Proxy Access Nomination Date”) or, if such percentage is not a whole number, the closest whole number below such percentage or (ii) two; provided that the maximum number of Stockholder Nominees entitled to be included in the Company Proxy Materials with respect to a forthcoming annual meeting of stockholders shall be reduced by the number of individuals who were elected as directors at the immediately preceding or second preceding annual meeting of stockholders after inclusion in the Company Proxy Materials pursuant to this Section 9 and whom the Board of Directors nominates for re-election at such forthcoming annual meeting of stockholders. In the event that the Board of Directors elects to reduce the size of the Board of Directors to be elected at the annual meeting of stockholders, the maximum number of Stockholder Nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 9 shall be calculated based on the number of directors serving as so reduced. Any individual nominated by an Eligible Stockholder for inclusion in the Company Proxy Materials pursuant to this Section 9 whose nomination is subsequently withdrawn or whom the Board of Directors decides to nominate for election to the Board of Directors shall be counted as one of the Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 9 has been reached. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Company Proxy Materials pursuant to this Section 9 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees be selected for inclusion in the Company Proxy Materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 9 exceeds the maximum number of Stockholder Nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 9(h). In the event the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 9 exceeds the maximum number of Stockholder Nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 9(h), the highest-ranking Stockholder Nominee from each Eligible Stockholder pursuant to the preceding sentence shall be selected for inclusion in the Company Proxy Materials until the maximum number of Stockholder Nominees is reached, proceeding in order of the number of shares of Common Stock (largest to smallest) disclosed as Owned by each Eligible Stockholder in the Notice of Proxy Access Nomination submitted to the Secretary of the Corporation. If the maximum number of Stockholder Nominees is not reached after the highest-ranking Stockholder Nominee from each Eligible Stockholder has been selected, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number of Stockholder Nominees is reached. The Stockholder Nominees so selected in accordance with this Section 9(h) shall be the only Stockholder Nominees whom the Corporation may include in the Company Proxy Materials and, following such selection, if the Stockholder Nominees so selected are not included in the Company Proxy Materials or are not submitted for election for any reason (other than the failure of the Corporation to comply with this Section 9), no other Stockholder Nominees shall be included in the Company Proxy Materials pursuant to this Section 9.
(i) The Corporation shall not be required to include, pursuant to this Section 9, a Stockholder Nominee in the Company Proxy Materials for any annual meeting of stockholders (i) for which meeting the Secretary of the Corporation receives a notice that the Eligible Stockholder or any other stockholder has nominated one or more individuals for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 8 of this Article I, (ii) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation,” each within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (iii) if such Stockholder Nominee would not qualify as an Independent Director, (iv) if the election of such Stockholder Nominee as a director would cause the Corporation to fail to comply with these Bylaws, the charter of the Corporation, the rules and listing standards of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded, or any applicable state or federal law, rule or regulation or any material agreement to which the Corporation is a party, (v) if such Stockholder Nominee is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) if such Stockholder Nominee is a defendant in or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted or has pleaded nolo contendere in such a criminal proceeding within the past ten years, (vii) if such Stockholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (viii) if the Eligible Stockholder who has nominated such Stockholder Nominee or such Stockholder Nominee provides any fact, statement or information to the Corporation or the stockholders required or requested pursuant to this Section 9 that is not true, correct and complete in all material respects or that omits a material fact necessary to make such fact, statement or information, in light of the circumstances in which it was provided, not misleading, or that otherwise contravenes any of the agreements, representations or undertakings made by such Eligible Stockholder or Stockholder Nominee pursuant to this Section 9 or (ix) if the Eligible Stockholder who has nominated such Stockholder Nominee or such Stockholder Nominee fails to comply with any of its obligations pursuant to this Section 9, in each instance as determined by the Board of Directors, in its sole discretion.
(j) Notwithstanding anything to the contrary set forth herein, the Board of Directors or the chairman of the meeting shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have failed to comply with its or their obligations under this Section 9, as determined by the Board of Directors or such officer, or (ii) the Eligible Stockholder, or a qualified representative thereof, does not appear at the annual meeting of stockholders to present the nomination of the Stockholder Nominee(s) included in the Company Proxy Materials pursuant to this Section 9. For purposes of this Section 9(j), to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as its proxy at the annual meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at such annual meeting.
(k) Any Stockholder Nominee who is included in the Company Proxy Materials for an annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election to the Board of Directors at such annual meeting or (ii) does not receive a number of “for” votes equal to at least 25% of the number of votes cast by stockholders in the election of such Stockholder Nominee at such annual meeting shall be ineligible for inclusion in the Company Proxy Materials as a Stockholder Nominee pursuant to this Section 9 for the next two annual meetings of stockholders. For the avoidance of doubt, this Section 9(k) shall not prevent any stockholder from nominating any individual to the Board of Directors pursuant to and in accordance with Section 8 of this Article I.
(l) This Section 9 provides the exclusive method for a stockholder to require the Corporation to include nominee(s) for election to the Board of Directors in the Company Proxy Materials.
Section 10. Reserved.
Section 11. CONTROL SHARE ACQUISITION ACT. The acquisition of shares of common stock of the Corporation by any existing or future stockholders or their affiliates or associates shall be exempt from all of the provisions of Subtitle 7 (entitled “Voting Rights of Certain Control Shares”) of Title 3 of the Maryland General Corporation Law (the “MGCL”), as amended. This Section 11 may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and such repeal may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.
ARTICLE II.
Board of Directors
Section 1. GENERAL POWERS. Subject to the restrictions contained in the Charter and these Bylaws, the business and affairs of the Corporation shall be managed under the direction of its Board of Directors. The Board of Directors shall have the power to fix the compensation of its members and to provide for the payment of the expenses of directors in attending meetings of the Board of Directors and of any committee of the Board of Directors.
Section 2. TENURE. Subject to removal, death, resignation or retirement of a director, a director shall hold office until the annual meeting of the stockholders for the year in which such director’s term expires and until a successor shall be elected and qualify, or a successor appointed as provided in Section 7.1(d) of the Charter.
Section 3. NUMBER. From time to time, the number of directors may be increased to not more than 20, or decreased to not less than the minimum number required by the MGCL, upon resolution approved by a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”).
Section 4. ANNUAL MEETING. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.
Section 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, Chief Executive Officer, President or by a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.
Section 6. NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.
Section 7. QUORUM AND VOTING. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if, at any meeting of the Board of Directors, there shall be less than a quorum present, a majority of the directors present at the meeting, without further notice, may adjourn the same from time to time, until a quorum shall attend. Except as required by applicable law, or as provided in the Charter or these Bylaws, a majority of the directors present at any meeting at which a quorum is present shall decide any questions that may come before the meeting, unless the concurrence of a greater proportion is required for such action by applicable law, the charter or these bylaws. If enough directors have withdrawn from a meeting to leave less than a quorum, but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.
Section 8. TELEPHONE MEETINGS. Members of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.
Section 9. WRITTEN CONSENT BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each director and filed with the minutes of proceedings of the Board of Directors.
Section 10. RELIANCE. Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.
Section 11. RATIFICATION. The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

ARTICLE III.
Committees of the Board of Directors
Section 1. EXECUTIVE COMMITTEE. (a) The Board of Directors may elect an Executive Committee consisting of three or more directors. If such a Committee is established, the Board of Directors shall appoint one of the members of the Executive Committee to the office of Chairman of the Executive Committee. The Chairman and other members of the Executive Committee shall hold office until the first meeting of the Board of Directors following the annual meeting of stockholders next succeeding their respective elections or, if earlier, until removed by the Board of Directors or until they shall cease to be directors. Vacancies in the Executive Committee or in the office of Chairman of the Executive Committee shall be filled by the Board of Directors.
(b) If such a Committee is established, all the powers of the Board of Directors in the management of the business and affairs of the Corporation, except as otherwise provided by the MGCL, the Charter and these Bylaws, shall vest in the Executive Committee, when the Board of Directors is not in session.

Section 2. AUDIT COMMITTEE. The Board of Directors shall elect an Audit Committee consisting of three or more directors. The Board of Directors shall appoint one of the members of the Audit Committee to the office of Chairman of the Audit Committee. The Chairman and other members of the Audit Committee shall hold office until the first meeting of the Board of Directors following the annual meeting of stockholders next succeeding their respective elections or, if earlier, until removed by the Board of Directors or until they shall cease to be directors. Vacancies in the Audit Committee or in the office of Chairman of the Audit Committee shall be filled by the Board of Directors.
Section 3. COMPENSATION AND HUMAN RESOURCE COMMITTEE. The Board of Directors shall elect a Compensation and Human Resource Committee consisting of two or more directors. The Board of Directors shall appoint one of the members of the Compensation and Human Resource Committee to the office of Chairman of the Compensation and Human Resource Committee. The Chairman and other members of the Compensation and Human Resource Committee shall hold office until the first meeting of the Board of Directors following the annual meeting of stockholders next succeeding their respective elections or, if earlier, until removed by the Board of Directors or until they shall cease to be directors. Vacancies in the Compensation and Human Resource Committee or in the office of Chairman of the Compensation and Human Resource Committee shall be filled by the Board of Directors.
Section 4. COMMITTEE ON DIRECTORS AND GOVERNANCE. The Board of Directors shall elect a Committee on Directors and Governance consisting of two or more directors. The Board of Directors shall appoint one of the members of the Committee on Directors and Governance to the office of Chairman of the Committee on Directors and Governance. The Chairman and other members of the Committee on Directors and Governance shall hold office until the first meeting of the Board of Directors following the annual meeting of stockholders next succeeding their respective elections or, if earlier, until removed by the Board of Directors or until they shall cease to be directors. Vacancies in the Committee on Directors and Governance or in the office of Chairman of the Committee on Directors and Governance shall be filled by the Board of Directors.
Section 5. OTHER COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the entire Board, designate one or more additional committees, each of which shall consist of one or more directors of the Corporation, and if it elects such a committee consisting of more than one director, shall appoint one of the members of the committee to be Chairman thereof.
Section 6. MEETINGS. The Executive Committee and each other committee shall meet from time to time on call of its Chairman or on call of any one or more of its members or the Chairman of the Board for the transaction of any business.
Section 7. QUORUM AND VOTING. At any meeting, however called, of the Executive Committee and each other committee, a majority of its members shall constitute a quorum for the transaction of business. A majority of such quorum shall decide any matter that may come before the meeting.
Section 8. TELEPHONE MEETINGS. Members of any committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.
Section 9. WRITTEN CONSENT BY COMMITTEES. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee is filed with the minutes of proceedings of such committee.
Section 10. MINUTES. The Executive Committee and each other committee shall keep minutes of its proceedings.
ARTICLE IV.
Chairman of the Board / Officers
Section 1. GENERAL. The Board of Directors shall appoint one of their number as Chairman of the Board and may appoint one of their number as Honorary Chairman of the Board, either of whom may or may not also serve as an officer of the Company. In addition, in the event of the absence of the Chairman or in the event that the Chairman ceases, for any reason, to be a member of the Board and the Board has not yet elected a successor, the Board of Directors may appoint one of their number as Acting Chairman of the Board. All of the duties and powers of the Chairman of the Board shall be vested in the Acting Chairman of the Board (in the event the Board has appointed an Acting Chairman). The Board of Directors shall appoint a Chief Executive Officer who may also be a director. The Board of Directors shall also appoint the President and may appoint one or more Senior Vice Presidents and Vice Presidents, who need not be directors, and such other officers and agents with such powers and duties as the Board of Directors may prescribe. The Chief Executive Officer shall appoint a Treasurer and a Secretary, neither of whom need be a director, and may appoint a controller and one or more Assistant Vice Presidents,

Assistant Controllers, Assistant Secretaries and Assistant Treasurers, none of whom need be a director. All said officers shall hold office until the first meeting of the Board of Directors following the annual meeting of the stockholders next succeeding their respective elections, and until their successors are appointed and qualify. Any two of said offices, except those of President and Senior Vice President or Vice President, may, at the discretion of the Board of Directors, be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.
Section 2. CHIEF EXECUTIVE OFFICER. Subject to any supervisory duties that may be given to the Chairman of the Board by the Board of Directors and the direction of the Board of Directors generally, the Chief Executive Officer shall have direct supervision and authority over the business and affairs of the Corporation. If the Chief Executive Officer is also a director, and in the absence of the Chairman of the Board or the Acting Chairman of the Board, if any, the Chief Executive Officer shall preside at all meetings of the Board of Directors at which he or she shall be present. He or she shall make a report of the operation of the Corporation for the preceding fiscal year to the stockholders at their annual meeting and shall perform such other duties as are incident to his or her office, or as from time to time may be assigned to him or her by the Board of Directors or the Executive Committee, or by these Bylaws.
Section 3. CHAIRMAN OF THE BOARD. The Chairman of the Board (or, in his or her absence, the Acting Chairman of the Board, if there be one, or, in the absence of an Acting Chairman of the Board, the Chief Executive Officer, if a director) shall preside at all meetings of the Board of Directors at which he or she shall be present and shall have such other powers and duties as from time to time may be assigned to him or her by the Board of Directors or the Executive Committee or by these Bylaws. The Board of Directors may select a presiding director who, in the absence of the Chairman of the Board and the Chief Executive Officer, if the Chief Executive Officer is also a director, shall preside at all meetings of the Board of Directors at which he or she shall be present.
Section 4. CHAIRMAN OF THE EXECUTIVE COMMITTEE. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee at which he or she shall be present.
Section 5. PRESIDENT. Except as otherwise provided in these Bylaws, the President shall perform the duties and exercise all the functions of the Chief Executive Officer in his or her absence or during his or her inability to act, in such manner as from time to time may be determined by the Board of Directors or by the Executive Committee. The President, Senior Vice Presidents and Vice Presidents shall have such other powers, and perform such other duties, as may be assigned to him/her or them by the Board of Directors, the Executive Committee, the Chief Executive Officer, or these Bylaws.
Section 6. SECRETARY. The Secretary shall issue notices for all meetings, shall keep the minutes of all meetings, shall have charge of the records of the Corporation, and shall make such reports and perform such other duties as are incident to his or her office or are required of him or her by the Board of Directors, the Chairman of the Board, the Executive Committee, the Chief Executive Officer, or these Bylaws.
Section 7. TREASURER. The Treasurer shall have charge of all monies and securities of the Corporation and shall cause regular books of account to be kept. The Treasurer shall perform all duties incident to his or her office or required of him or her by the Board of Directors, the Chairman of the Board, the Executive Committee, the Chief Executive Officer or these Bylaws, and may be required to give bond for the faithful performance of his or her duties in such sum and with such surety as may be required by the Board of Directors or the Executive Committee.
Section 8. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the President or the Board of Directors.
ARTICLE V.
Fiscal Year
The fiscal year of the Corporation shall end on the 31st day of December in each year, or on such other day as may be fixed from time to time by the Board of Directors.
ARTICLE VI.
Seal
Section 1. SEAL. The Board of Directors shall provide (with one or more duplicates) a suitable seal, containing the name of the Corporation, which shall be in the charge of the Secretary or Assistant Secretaries.

Section 2. AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.
ARTICLE VII.
Stock
Section 1. CERTIFICATES. Shares of stock of the Corporation may be represented by share certificates or may be uncertificated. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in the manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates. If a class or series of stock is authorized by the Board of Directors to be issued without certificates, no stockholder shall be entitled to a certificate or certificates representing any shares of such class or series of stock held by such stockholder unless otherwise determined by the Board of Directors and then only upon written request by such stockholder to the Secretary of the Corporation.
Section 2. TRANSFERS. All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors that such shares shall no longer be represented by certificates. Upon the transfer of uncertificated shares, to the extent then required by the MGCL, the Corporation shall provide to record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.
The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.
Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein.
Section 3. REPLACEMENT CERTIFICATE. Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.
Section 4. FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.
When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.
Section 5. STOCK LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class of stock held by such stockholder.

Section 6. FRACTIONAL STOCK; ISSUANCE OF UNITS. The Corporation may (a) issue fractional shares of stock, (b) eliminate a fractional interest by rounding off to a full share of stock, (c) arrange for the disposition of a fractional share by the person entitled to it, (d) pay cash for the fair value of a fractional share of stock as determined as of the time when the person entitled to receive it is determined or (e) provide for the issuance of scrip, all on such terms and under such conditions as the Board of Directors may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may authorize the Corporation to issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.
ARTICLE VIII.
Execution of Instruments
All checks, drafts, bills of exchange, acceptances, debentures, bonds, coupons, notes or other obligations or evidences of indebtedness of the Corporation and also all deeds, mortgages, indentures, bills of sale, assignments, conveyances or other instruments of transfer, contracts, agreements, licenses, endorsements, stock powers, dividend orders, powers of attorney, proxies, waivers, consents, returns, reports, applications, appearances, complaints, declarations, petitions, stipulations, answers, denials, certificates, demands, notices or documents, instruments or writings of any nature shall be signed, executed, verified, acknowledged and delivered by such officers, agents or employees of the Corporation, or any one of them, and in such manner, as from time to time may be determined by the Board of Directors or by the Executive Committee, except as provided by statute, by the Charter or by these Bylaws.
ARTICLE IX.
Waiver of Notice of Meetings
Section 1. STOCKHOLDER MEETINGS. Notice of the time, place and/or purposes of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy; if any stockholder shall, in writing or by electronic transmission filed with the records of the meeting either before or after the holding thereof, waive notice of any stockholders meeting, notice thereof need not be given to him or her.
Section 2. BOARD MEETINGS. Notice of any meeting of the Board of Directors need not be given to any director if he or she shall, in writing or by electronic transmission filed with the records of the meeting either before or after the holding thereof, waive such notice, or if he or she is present at the meeting (unless he or she is present for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened).
ARTICLE X.
Amendment to Bylaws
These Bylaws may be altered or repealed and new Bylaws may be adopted (a) at any annual or special meeting of stockholders by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, provided, however, that to the extent set forth in the Charter any proposed alteration or repeal of, or the adoption of, any Bylaw shall require the affirmative vote of the holders of at least 80% of the voting power of all Voting Stock (as defined in the Charter) then outstanding, voting together as a single class, and provided, further, however, that, in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeal or adoption of the new Bylaw or Bylaws must be contained in the notice of such special meeting, or (b) by the affirmative vote of a majority of the Whole Board.
ARTICLE XI.
Indemnification
Section 1. MGCL. The provisions of Section 2-418 of the MGCL, as in effect from time to time, and any successor thereto, are hereby incorporated by reference in these Bylaws.
Section 2. GENERAL. The Corporation (a) shall indemnify individuals who are, or were, its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the laws of the State of Maryland as the same exists or may hereafter be amended or modified from time to time (but, in the case of amendment or modification to such laws, only to the extent that such amendment or modification permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification), including the advance of expenses under the procedures set forth in Section 3 hereof and to the full extent permitted by law and (b) may indemnify other employees and agents to such extent, if any, as shall be authorized by the Board of Directors and be permitted by law, and may advance expenses to employees and agents under the procedures set forth in Section 4 hereof. For purposes of this Article XI, the “advance of expenses” shall include the providing by the Corporation to a director, officer, employee or agent who has been named a party to a proceeding, of legal representation by, or at the expense of, the Corporation.
Section 3. TIMING AND CONTRACTUAL NATURE. Any indemnification of an officer or director or advance of expenses to an officer or director in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer entitled to request indemnification. A request for advance of expenses shall contain the affirmation and undertaking described in Section 4 hereof and be delivered to the General Counsel of the Corporation or to the Chairman of the Board. The right of an officer or director to indemnification and advance of expenses hereunder shall be enforceable by the officer or director entitled to request indemnification in any court of competent jurisdiction, if (a) the Corporation denies such request, in whole or in part, or (b) no disposition thereof is made within 60 days after request. The costs and expenses incurred by the officer or director entitled to request indemnification in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. All rights of an officer or director to indemnification and advance of expenses hereunder shall be deemed to be a contract (with such contract rights to vest at the time of such person’s service to or at the request of the Corporation) between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article XI is in effect. Such rights cannot be terminated by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a person’s service prior to the date of such termination. No repeal or modification of this Bylaw shall in any way diminish or adversely affect the rights of any current or former director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.
Section 4. ADVANCE OF EXPENSES. The Corporation may advance expenses, prior to the final disposition of any proceeding, to or on behalf of an employee or agent of the Corporation who is a party to a proceeding as to action taken while employed by or on behalf of the Corporation and who is neither an officer nor director of the Corporation upon (a) the submission by the employee or agent to the General Counsel of the Corporation of a written affirmation that it is such employee’s or agent’s good faith belief that such employee or agent has met the requisite standard of conduct and an undertaking by such employee or agent to reimburse the Corporation for the advance of expenses by the Corporation to or on behalf of such employee or agent if it shall ultimately be determined that the standard of conduct has not been met and (b) the determination by the General Counsel, in his or her discretion, that advance of expenses to the employee or agent is appropriate in light of all of the circumstances, subject to such additional conditions and restrictions not inconsistent with this Article XI as the General Counsel shall impose.
Section 5. NONEXCLUSIVITY. The indemnification and advance of expenses provided by this Article XI (a) shall not be deemed exclusive of any other rights to which a person requesting indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is not contrary to law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and (b) shall continue in respect of all events occurring while a person was a director, officer, employee or agent of the Corporation.
Section 6. EFFECTIVE TIME AND AMENDMENTS. This Article XI shall be effective from and after the date of its adoption and shall apply to all proceedings arising prior to or after such date, regardless of whether relating to facts or circumstances occurring prior to or after such date. Subject to Article X of these Bylaws nothing herein shall prevent the amendment of this Article XI, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before the adoption of such amendment or as to claims made after such adoption in respect of events occurring before such adoption.
Section 7. AUTHORITY OF BOARD. The Board of Directors may take such action as is necessary to carry out the indemnification provisions of this Article XI and is expressly empowered to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.
Section 8. SEVERABILITY. The invalidity or unenforceability of any provision of this Article XI shall not affect the validity or enforceability of any other provision hereof. The phrase “this Bylaw” in this Article XI means this Article XI in its entirety.
Section 9. THIRD PARTY BENEFICIARY. The indemnification and advance of expenses provided by, or granted pursuant to, this Article XI shall be binding upon the Corporation (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation) and be enforceable by the persons listed herein and their respective successors and assigns, shall continue as to any such person who has ceased to be a director, trustee, officer, employee or agent of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation, and shall inure to the benefit of such person and his or her spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.